SUB ITEM 77Q1(e)


An Amendment dated October 1, 2008, to the Investment Advisory Agreement, dated January 1, 2002, by and between MFS Series Trust XI on behalf of MFS Mid Cap Value Fund, and Massachusetts Financial Services Company, is contained in Post Effective Amendment No. 28 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 27, 2009, under
Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.